Exhibit 10.1
FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of April 29, 2025 (this “Amendment”), is entered into among Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Parent Borrower”), Ventas SSL Ontario II, Inc., an Ontario corporation (“Ventas SSL”), Ventas Canada Finance Limited, an Ontario corporation (“Ventas Canada”), Ventas UK Finance, Inc., a Delaware corporation (“Ventas UK”), Ventas Euro Finance, LLC, a Delaware limited liability company (“Ventas Euro” and, together with the Parent Borrower, Ventas SSL, Ventas Canada and Ventas UK, the “Borrowers” and each individually a “Borrower”), Ventas Inc., a Delaware corporation (the “Guarantor”), the Lenders, including the lending institutions identified on the signature pages hereto as Increasing Lenders (defined below), and L/C Issuers party hereto, and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Existing Credit Agreement (defined below).
WHEREAS, reference is made to that certain Fourth Amended and Restated Credit and Guaranty Agreement, dated as of April 24, 2024, among the Borrowers, the Guarantor, the Lenders and L/C Issuers from time to time party thereto and the Administrative Agent (as supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Borrowers have requested an Incremental Revolving Increase in an aggregate amount equal to $750,000,000 pursuant to which the aggregate amount of all Dollar Tranche Commitments shall be increased from $1,750,000,000 to $2,500,000,000 (the “Incremental Revolving Increase”); and
WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Borrowers have further requested that the Existing Credit Agreement be modified as herein set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Incremental Revolving Increase. Subject to all of the terms and conditions set forth in this Amendment, each of the Lenders appearing on Exhibit B hereto has agreed to participate in the Incremental Revolving Increase (each such Lender, an “Increasing Lender” and, collectively, the “Increasing Lenders”) and hereby consents, as of the First Amendment Effective Date (defined below), to increase its Dollar Tranche Commitment in the amount set forth opposite such Lender’s name on Exhibit B hereto under the caption “Incremental Revolving Increase”. As of the First Amendment Effective Date, after giving effect to the Incremental Revolving Increase, the Aggregate Revolving Commitments shall be $3,500,000,000.
SECTION 2. Amendments to Credit Agreement. Each of the parties hereto agrees that, upon the First Amendment Effective Date (defined below):

Exhibit 10.1
(a)    the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages attached as Exhibit A hereto.
(b)    the schedules to the Existing Credit Agreement shall be amended by replacing Schedule 2.01 in its entirety with the Schedule 2.01 attached as Exhibit C hereto.
SECTION 3. Conditions of Effectiveness. This Amendment shall become effective on the first date on which each of the following conditions precedent shall have been satisfied or waived in writing (such date being referred to herein as the “First Amendment Effective Date”):
(a)    the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrowers, the Guarantor, the Administrative Agent, each Increasing Lender, each Lender and each L/C Issuer;
(b)    the Administrative Agent shall have received from the Parent Borrower a certificate of the Parent Borrower dated as of the First Amendment Effective Date (the “Officer’s Certificate”) signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Borrowers and the Guarantor approving or consenting to the Incremental Revolving Increase, and (y) certifying that (1) the representations and warranties contained in Article V of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 of the Existing Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) on and as of the First Amendment Effective Date (other than the representations in Section 5.05(c) and Section 5.18 of the Existing Credit Agreement, which were required to be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 of the Existing Credit Agreement or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Existing Credit Agreement, and (2) as of the First Amendment Effective Date, and immediately after giving effect to the Incremental Revolving Increase, no Default exists;
(c)    a favorable opinion of Davis Polk & Wardwell LLP, counsel to the Borrowers and the Guarantor, addressed to the Administrative Agent, each Lender and each L/C Issuer, as to such matters concerning the Borrowers and the Guarantor, this Amendment and the other Loan Documents as the Administrative Agent may reasonably request;
(d)    a favorable opinion of Osler, Hoskin & Harcourt LLP, Ontario counsel to Ventas SSL and Ventas Canada, addressed to the Administrative Agent, each Lender and each L/C Issuer, as to such matters concerning Ventas SSL, Ventas Canada and this Amendment and the Loan Documents to which Ventas SSL and/or Ventas Canada is a party as the Administrative Agent may reasonably request;

Exhibit 10.1
(e)    a favorable opinion of in-house counsel to the Guarantor, addressed to the Administrative Agent, each Lender and each L/C Issuer, as to such matters concerning the Guarantor and this Amendment as the Administrative Agent may reasonably request; and
(f)    all fees required to be paid by the Borrowers on or prior to the First Amendment Effective Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrowers on or prior to the First Amendment Effective Date pursuant to the Loan Documents shall have been paid, provided that invoices for such expenses have been presented to the Parent Borrower a reasonable period of time (and in any event not less than two (2) Business Days) prior to the First Amendment Effective Date.
(g)Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Amendment and (ii) each other document or other matter required under this Section 3 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.
SECTION 4. Representations and Warranties of Credit Parties. Each Credit Party represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and each Lender that:
(a)    the certifications set forth in the Officer’s Certificate are true and correct;
(b)    it has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment;
(c)    the execution, delivery and performance of this Amendment by the Credit Parties has been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any Credit Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which any Credit Party is party or affecting any Credit Party or the properties of any Credit Party or any of their Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or its property is subject; or (iii) violate any Law; except in each case referred to in clause (i) or (iii), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect;
(d)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Amendment, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained; and

Exhibit 10.1
(e)    this Amendment has been duly executed and delivered by the Credit Parties and constitutes a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.
SECTION 5. Affirmation of Guarantor. The Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”), and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.
SECTION 6. Ratification.
(a)Except as herein agreed, the Existing Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrowers and the Guarantor. Each Borrower and the Guarantor hereby reaffirms the validity and enforceability of the Amended Credit Agreement and the other Loan Documents.
(b)This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Amended Credit Agreement, whether or not known to the Administrative Agent, any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Amended Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 7. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 8. Loan Document; References. The Borrowers and the Guarantor acknowledge and agree that this Amendment constitutes a Loan Document. Each reference in the Amended Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Credit Agreement as the Amended Credit Agreement may in the future be amended, restated, supplemented or otherwise modified from time to time.
SECTION 9. Electronic Execution; Electronic Records; Counterparts. Section 10.18 of the Existing Credit Agreement is incorporated herein, mutatis mutandis, as if set forth herein in full.
SECTION 10. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exhibit 10.1
SECTION 11. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
SECTION 12. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 13. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 14. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:
THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages immediately follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date hereof.

BORROWERS:    VENTAS REALTY, LIMITED PARTNERSHIP
By:    Ventas, Inc., its General Partner
By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

VENTAS SSL ONTARIO II, INC.

By:    /s/ Christian N. Cummings
Name: Christian N. Cummings
Title: President

VENTAS CANADA FINANCE LIMITED

By:    /s/ Christian N. Cummings
Name: Christian N. Cummings
Title: President

VENTAS UK FINANCE, INC.

By:    /s/ Christian N. Cummings
Name: Christian N. Cummings
Title: President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

VENTAS EURO FINANCE, LLC

By:    /s/ Christian N. Cummings
Name: Christian N. Cummings
Title: President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

GUARANTOR:    VENTAS INC.

By:    /s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

LENDERS:    BANK OF AMERICA, N.A., as a Lender and
an L/C Issuer

By:    /s/ Darren Merten
Name: Darren Merten
Title: Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:    /s/ Cody A. Canafax
Name: Cody A. Canafax
Title: Executive Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:    /s/ Andrea S Chen
Name: Andrea S Chen
Title: Managing Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:    /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By:    /s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

BNP PARIBAS, as a Lender

By:    /s/ Nicholas Doche
Name: /s/ Nicholas Doche
Title: Vice President

By:    /s/ Marine Ausset
Name: Marine Ausset
Title: Vice President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:    /s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:    /s/ Michael Ubriaco
Name: Michael Ubriaco
Title: Director

By:    /s/ Jill Wong
Name: Jill Wong
Title: Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:    /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:    /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

MUFG BANK, LTD., as a Lender

By:    /s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ James A. Harmann
Name: James A. Harmann
Title: Senior Vice President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:    /s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:    /s/ Khrystyna Manko
Name: Khrystyna Manko
Title: Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:    /s/ Victoria Roberts
Name: Victoria Roberts
Title: Authorized Signatory

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:    /s/ Cody Maine
Name: Cody Maine
Title: Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:    /s/ Robb Gass
Name: Rob Gass
Title: Managing Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

TRUIST BANK, as a Lender

By:    /s/ Alexandra Korchmar
Name: Alexandra Korchmar
Title: Vice President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH, as a Lender

By:    /s/ Muhammad Afzal
Name: Muhammad Afzal
Title: [Type Signatory Title]

By:    /s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Director

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Casey Ciccone
Name: Casey Ciccone
Title: Senior Vice President

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

M&T BANK, as a Lender

By:    /s/ Cameron Daboll
Name: Cameron Daboll
Title: SVP

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:    /s/ Timothy S McDonald
Name: Timothy S McDonald
Title: SVP

Signature Page to First Amendment to Ventas Fourth Amended and Restated Credit Agreement

EXHIBIT A
TO FIRST AMENDMENT

[MARKED PAGES REFLECTING MODIFICATIONS
TO EXISTING CREDIT AGREEMENT]
(see attached)

TABLE OF CONTENTS
Section    Page
Article I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~41~~42
1.03    Accounting Terms    43
1.04    Rounding    ~~43~~44
1.05    Exchange Rates; Currency Equivalents    ~~43~~44
1.06    Additional Alternative Currencies    44
1.07    Change of Currency    45
1.08    Times of Day    ~~45~~46
1.09    Letter of Credit Amounts    ~~45~~46
1.10    Interest Rates    46
1.11    Sustainability Adjustments Amendment    46
Article II. THE COMMITMENTS AND CREDIT EXTENSIONS    47
2.01    Revolving Commitments    47
2.02    Borrowings, Conversions and Continuations of Loans    ~~48~~49
2.03    Letters of Credit    51
2.04    [Intentionally Omitted]    ~~61~~62
2.05    Negotiated Rate Loans    ~~61~~62
2.06    Prepayments    63
2.07    Termination or Reduction of Revolving Commitments    65
2.08    Repayment    ~~65~~66
2.09    Interest    66
2.10    Fees    67
2.11    Computation of Interest and Fees    ~~67~~68
2.12    Evidence of Debt    68
2.13    Payments Generally; Administrative Agent’s Clawback    68
2.14    Sharing of Payments by Lenders    ~~70~~71
2.15    Extension of Revolving Maturity Date    71
2.16    Increase in Revolving Commitments; Addition of Incremental Term Loan Facilities    72
2.17    Cash Collateral    75
2.18    Defaulting Lenders    76
2.19    Joint and Several Liability    78
2.20    Appointment of Parent Borrower as Agent for Credit Parties    80
Article III. TAXES, YIELD PROTECTION AND ILLEGALITY    80
3.01    Taxes    80
3.02    Illegality    ~~84~~85
3.03    Inability to Determine Rates; Replacement of SOFR or SOFR Successor Rate; Replacement of Relevant Rate or Successor Rate    ~~85~~86
3.04    Increased Costs    89
3.05    Compensation for Losses    ~~90~~91
3.06    Mitigation Obligations; Replacement of Lenders    91
3.07    Survival    ~~91~~92
Schedule 2.01

Schedule 2.01

Article IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~91~~92
4.01    Conditions of Effectiveness    ~~91~~92
4.02    Conditions to All Credit Extensions    ~~93~~94
Article V. REPRESENTATIONS AND WARRANTIES    94
5.01    Existence, Qualification and Power    94
5.02    Authorization; No Contravention    ~~94~~95
5.03    Governmental Authorization; Other Consents    ~~94~~95
5.04    Binding Effect    95
5.05    Financial Statements; No Material Adverse Effect    95
5.06    Litigation    ~~95~~96
5.07    [Reserved]    96
5.08    Ownership of Property and Valid Leasehold Interests; Liens    96
5.09    Environmental Compliance    96
5.10    Insurance    96
5.11    Taxes    ~~96~~97
5.12    ERISA Compliance    ~~96~~97
5.13    Margin Regulations; Investment Company Act; REIT Status    ~~97~~98
5.14    Disclosure    98
5.15    Compliance with Laws    98
5.16    Sanctions Concerns    98
5.17    Use of Proceeds    ~~98~~99
5.18    Solvency    ~~98~~99
5.19    Taxpayer Identification Number    99
5.20    Affected Financial Institutions    99
5.21    Anti-Money Laundering; Anti-Corruption Laws    99
5.22    Beneficial Ownership    ~~99~~100
5.23    Covered Entity    ~~99~~100
Article VI. AFFIRMATIVE COVENANTS    ~~99~~100
6.01    Financial Statements    100
6.02    Certificates; Other Information    ~~100~~101
6.03    Notices    102
6.04    Payment of Taxes    102
6.05    Preservation of Existence, Etc.    ~~102~~103
6.06    Maintenance of Properties    103
6.07    Maintenance of Insurance    103
6.08    Compliance with Laws    103
6.09    Books and Records    ~~103~~104
6.10    Inspection Rights    ~~103~~104
6.11    Use of Proceeds    104
6.12    REIT Status    104
6.13    Employee Benefits    104
6.14    Anti-Corruption Laws; Sanctions    ~~104~~105
Article VII. NEGATIVE COVENANTS    105
7.01    Liens    105
7.02    Investments    ~~106~~107
7.03    Indebtedness    107
Schedule 2.01

7.04    Fundamental Changes    107

7.05    [Reserved]    ~~107~~108
7.06    Restricted Payments    ~~107~~108
7.07    Change in Nature of Business    108
7.08    Transactions with Affiliates    108
7.09    Sanctions; Anti-Money Laundering; Anti-Corruption    109
7.10    Financial Covenants    109
7.11    Canadian Pension Plans    110
Article VIII. EVENTS OF DEFAULT AND REMEDIES    110
8.01    Events of Default    110
8.02    Remedies Upon Event of Default    112
8.03    Application of Funds    113
Article IX. ADMINISTRATIVE AGENT    114
9.01    Appointment and Authority    114
9.02    Rights as a Lender    114
9.03    Exculpatory Provisions    ~~114~~115
9.04    Reliance by Administrative Agent    ~~115~~116
9.05    Delegation of Duties    116
9.06    Resignation of Administrative Agent    116
9.07    Non-Reliance on Administrative Agent, the Sustainability Structuring Agents, Arrangers and Other Lenders    117
9.08    No Other Duties, Etc.    ~~117~~118
9.09    Administrative Agent May File Proofs of Claim    118
9.10    Collateral and Guaranty Matters    ~~118~~119
9.11    Certain ERISA Matters.    119
9.12    Recovery of Erroneous Payments.    120
Article X. MISCELLANEOUS    120
10.01    Amendments, Etc.    120
10.02    Notices; Effectiveness; Electronic Communication    ~~123~~124
10.03    No Waiver; Cumulative Remedies    ~~125~~126
10.04    Expenses; Indemnity; Damage Waiver    126
10.05    Payments Set Aside    128
10.06    Successors and Assigns    ~~128~~129
10.07    Treatment of Certain Information; Confidentiality    ~~134~~135
10.08    Right of Setoff    ~~135~~136
10.09    Interest Rate Limitation    136
10.10    Integration; Effectiveness    136
10.11    Survival of Representations and Warranties    ~~136~~137
10.12    Severability    137
10.13    Replacement of Lenders    137
10.14    Governing Law; Jurisdiction; Etc.    138
10.15    Waiver of Jury Trial    139
10.16    No Advisory or Fiduciary Responsibility    139
10.17    USA Patriot Act and Canadian AML Acts Notice    140
10.18    Electronic Execution; Electronic Records; Counterparts    140
Schedule 2.01

10.19    Judgment Currency    141
10.20    No Novation    142
10.21    Departing Lenders    ~~142~~143
10.22    ENTIRE AGREEMENT    143
other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agents” means the Administrative Agent, the Arrangers, the Syndication Agents, the Co-Documentation Agents, the Sustainability Structuring Agents, and the L/C Issuers.
“Aggregate Revolving Commitments” means the Revolving Commitments of all Revolving Lenders (inclusive of the Alternative Currency Commitments and Multicurrency Revolving Commitments), which as of (i) the Closing Date ~~are~~were $2,750,000,000 and (ii) the First Amendment Effective Date are $3,500,000,000 and which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, Swiss Franc and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01(b), in Dollars and Alternative Currencies, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Alternative Currency Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;
Schedule 2.01

(b)    denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment;

Schedule 2.01

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means (x) BofA Securities, Inc., JPMorgan Chase Bank and Wells Fargo Securities, LLC, each in its capacity as a Bookrunner and (y) BofA Securities, Inc., JPMorgan Chase Bank, Wells Fargo Securities, LLC, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Morgan Stanley ~~Bank, N.A~~Senior Funding, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC, The Bank of New York Mellon, The Bank of Nova Scotia, Truist Securities, Inc., and UBS Securities LLC, each in its capacity as a joint lead arranger.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 2023 and the related consolidated statements of income or operations, equity and cash flows for such fiscal year of the Guarantor and its Subsidiaries, including the notes thereto.
“Australian Dollar” means the lawful currency of the Commonwealth of Australia.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Business Day preceding the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,
Schedule 2.01

Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law,
Schedule 2.01

individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class” when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Negotiated Rate Loans, or Term Loans.
“Closing Date” means the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited.
“Co-Documentation Agents” means each of Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Morgan Stanley ~~Bank, N.A.~~Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank, New York Branch, The Bank of New York Mellon, The Bank of Nova Scotia, Truist Bank and UBS Securities LLC, in their capacity as Co-Documentation Agents.
“Code” means the Internal Revenue Code of 1986.
“Committed Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Term Rate Loans, having the same Interest Period made by each of the Dollar Tranche Lenders, each of the Alternative Currency Tranche Lenders or each of the Multicurrency Revolving Tranche Lenders, as the case may be, pursuant to Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Term Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term Rate Loans, in each case provided to the Administrative Agent pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, which as of the Closing Date includes Bank of America’s CashPro Credit Portal), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Commitments” means, collectively, the Revolving Commitments and Incremental Term Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
Schedule 2.01

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

Schedule 2.01

“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof ~~plus the SOFR Adjustment~~. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR. All Daily SOFR Loans must be denominated in Dollars.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to an Alternative Currency Loan, a SOFR Loan or a Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of (x) its Loans or (y) participations in respect of L/C Obligations, in each case within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent or any L/C Issuer that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets,
Schedule 2.01

including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority
Schedule 2.01

“Fee Letters” means, collectively, the fee letters entered into from time to time among the Parent Borrower and one or more of the Agents, Arrangers and/or their Affiliates in respect of the Facilities.
“First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit and Guaranty Agreement, dated as of April 29, 2025, among the Borrowers, the Guarantors, the Lenders and L/C Issuers party thereto and the Administrative Agent.
“First Amendment Effective Date” means the “First Amendment Effective Date” under and as defined in the First Amendment, which occurred on April 29, 2025.
“First Extended Maturity Date” has the meaning specified in Section 2.15(a).
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Foreign Borrower” means any borrower under this Agreement, including Ventas SSL II and Ventas Canada Finance Limited, organized in any jurisdiction other than the United States (or any political subdivision thereof).
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower to which such Lender has made any Loan or L/C Advance hereunder is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, an amount equal to such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, less the amount of such L/C Obligations as to which such Defaulting Lender has funded its participation obligation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
Schedule 2.01

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable
Schedule 2.01

Party or other member of the Consolidated Group on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.
Notwithstanding anything to the contrary, Indebtedness shall not include any “carry guarantee”, guarantee of operating costs and expenses or similar guarantee of payment of amounts that do not constitute principal with respect to such Indebtedness, in each case, unless, and except to the extent of (without duplication), a demand made under any such guarantee that remains unpaid.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Initial Revolving Maturity Date” has the meaning set forth in the definition of “Revolving Maturity Date”.
“Intangible Assets” means assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Daily SOFR Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) as to any Base Rate Loan and any Canadian Prime Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date, (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the applicable Maturity Date and (d) as to any Alternative Currency Term Rate Loan, Term SOFR Loan and Negotiated Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan, a Term SOFR Loan or a Negotiated Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means (a) as to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one, two (solely with respect to Alternative Currency Term Rate Loans denominated in Australian Dollars), three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Parent Borrower in the applicable Committed Loan Notice, or such other period that is twelve months or less requested by the Parent Borrower and consented to by all the Lenders providing such Term Rate Loan and (b) as to each Negotiated Rate Loan, the period commencing on the date such Negotiated Rate Loan is disbursed and ending on the date not more than one hundred eighty (180) days thereafter as selected by the Parent Borrower in the applicable Negotiated Rate Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
Schedule 2.01

“Negotiated Rate Borrowing” means one or more Negotiated Rate Loans made to a Borrower by one or more of the Revolving Lenders and of which the Administrative Agent is given notice by a Negotiated Rate Loan Notice.
“Negotiated Rate Funding Date” shall have the meaning set forth in Section 2.05(b).
“Negotiated Rate Loan” shall have the meaning set forth in Section 2.05(a).
“Negotiated Rate Loan Notice” means a notice of a Negotiated Rate Loan made pursuant to Section 2.05, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, which as of the Closing Date includes Bank of America’s CashPro Credit Portal), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Negotiated Rate Sublimit” means an amount equal to fifty percent (50%) of the Aggregate Revolving Commitments, which shall be available for negotiated rate advances. The Negotiated Rate Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“New Lender Joinder Agreement” has the meaning specified in Section 2.16(c).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to assets of such Person securing such Indebtedness (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incident to ownership of such real estate (e.g., personal property) and has no other Indebtedness, to such Person and/or such Person’s Equity Interests), other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters. For the avoidance of doubt and notwithstanding anything to the contrary, Indebtedness of a Credit Party and/or any Subsidiary that otherwise qualifies as Non-Recourse Indebtedness will not fail to so qualify as a result of a Credit Party and/or Subsidiary guaranteeing the payment of amounts which do not constitute principal with respect to such Indebtedness (including, without limitation, any “carry guarantee” or other guarantee of operating costs and expenses); provided that in the case where demand is made under any such guarantee, to the extent any amount demanded under such guarantee remains unpaid, such unpaid amount shall constitute (without duplication) Recourse Indebtedness of such Credit Party and/or Subsidiary.
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Notes” means, collectively, (a) the Revolving Notes and (b) any promissory notes made by any Borrower in favor of a Term Lender under an Incremental Term Loan Facility evidencing the Term Loans made by such Term Lender under such Incremental Term Loan Facility substantially in a form agreed among the Borrowers, the Administrative Agent and the Appropriate Lenders, and “Note” means any of them individually.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
Schedule 2.01

Schedule 2.01

“Pro Forma Basis” means, for purposes of determining Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests or the incurrence of Indebtedness, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any L/C Issuer, as applicable.
“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness.
“Register” has the meaning specified in Section 10.06(c).
“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
Schedule 2.01

Schedule 2.01

“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D-1.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means, any sanction, trade embargoes or similar restrictions administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over any Credit Party.
“SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.
“SARON Adjustment” means, with respect to SARON, -0.0571% per annum.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in excess of $450,000,000.
“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
~~“SOFR Adjustment” means 0.10% (10 basis points) per annum.~~
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Loan” means Term SOFR Loan or a Daily SOFR Loan, as applicable.
Schedule 2.01

Schedule 2.01

Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case plus the SOFR Adjustment~~; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case, plus the SOFR Adjustment for such term~~;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”. All Term SOFR Loans must be denominated in Dollars.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $150,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all L/C Obligations and all Negotiated Rate Loans.
“Tranche” means a category of Revolving Commitments and the related extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Alternative Currency Commitments and Alternative Currency Tranche Loans, (b) Multicurrency Revolving Commitments and Multicurrency Revolving Tranche Loans, and (c) Dollar Tranche Commitments and Dollar Tranche Revolving Credit Loans.
“Tranche Required Lenders” means, as of any date of determination, with respect to matters relating to Alternative Currency Commitments and Alternative Currency Tranche Loans only, Multicurrency Revolving Commitments and Multicurrency Revolving Tranche Loans only, or Dollar Tranche Commitments (including the purchase of participations in L/C Obligations) and Dollar Tranche Loans only, (a) Revolving Lenders having more than fifty percent (50%) of the aggregate amount of all Alternative Currency Commitments, all Multicurrency Revolving Commitments or all Dollar Tranche Commitments, as the case may be, at such time or (b) if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings of such Tranche (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Alternative Currency Commitment, Multicurrency Revolving Commitment or Dollar Tranche Commitment, as applicable, of,
Schedule 2.01

and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit)
Schedule 2.01

new Maturity Date, the “First Extended Maturity Date”) and (ii) the First Extended Maturity Date elect that the Revolving Lenders extend the Revolving Maturity Date for an additional six (6) months from the First Extended Maturity Date.
(b)    Confirmation by Administrative Agent. The Administrative Agent shall confirm receipt of the Parent Borrower’s notice delivered pursuant to Section 2.15(a) no later than the date that is fifteen (15) days prior to the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (or, in each case, if such date is not a Business Day, on the next preceding Business Day).
(c)    Extension of Revolving Maturity Date. If (and only if) the conditions precedent set forth in Section 2.15(d) have been met, then, effective as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, the Revolving Maturity Date shall be extended to the date falling six months after the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (except that, in each case, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day); provided that the Revolving Maturity Date shall not be extended beyond the first anniversary of the Initial Revolving Maturity Date.
(d)    Conditions to Effectiveness of Extensions. As a condition precedent to each extension of the Revolving Maturity Date, on or prior to the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, (i) the Parent Borrower shall deliver to the Administrative Agent a certificate of the Parent Borrower dated as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such extension and (y) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) on and as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable (other than the representations in Section 5.05(c) and Section 5.18, which shall be made only as of the Closing Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, in the case of the representations and warranties in Sections 5.16 and 5.22 or any representation and warranty that is qualified by materiality, in all respects) as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (2) as of the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, and immediately after giving effect to such extension, no Default exists and (ii) the Borrowers shall pay to the Revolving Lenders on the Initial Revolving Maturity Date or the First Extended Maturity Date, as applicable, a fee (to be shared among the Revolving Lenders based upon their Applicable Percentages of the Aggregate Revolving Commitments) equal to the product of (x) 0.0625% multiplied by (y) the then Aggregate Revolving Commitments.
(e)    Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 10.01 to the contrary.
2.16    Increase in Revolving Commitments; Addition of Incremental Term Loan Facilities
.
Schedule 2.01

(a)    Request for Increase. At any time prior to the then applicable Maturity Date, upon written notice to the Administrative Agent by the Parent Borrower, the Borrowers shall have the right to increase the aggregate amount of the Facilities to an amount not exceeding $~~3,750,000,000~~4,500,000,000 by requesting an increase in the Aggregate Revolving Commitments (by increasing one or more Tranches
Schedule 2.01

(a)    the occurrence of any Default;
(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    the information set forth in Section 6.13 at the times required therein;
(d)    ~~any material change in accounting policies or financial reporting practices by the Guarantor or any Subsidiary~~[reserved]; and
(e)    any announcement by Moody’s, S&P or Fitch of any change or possible adverse change in a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Taxes
.
Pay and discharge as the same shall become due and payable, all of its Federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 6.04 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)    preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of that could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties
.
Schedule 2.01

(a)    Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
Schedule 2.01

Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Parent Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party that the Administrative Agent, any such Lender or any such L/C Issuer reasonably believes is not bound by a duty of confidentiality to the Credit Parties or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Parent Borrower or violating the terms of this Section 10.07, (i) to any rating agency (provided such rating agencies are advised of the confidential nature of such information and agree to keep such information confidential), (j) to any actual or potential insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage or (k) as reasonably required by any Lender or other Person that would qualify as an Eligible Assignee hereunder (without giving effect to the consent required under Section 10.06(b)(iii)) providing financing to such Lender (provided such Lenders or such other Persons are advised of the confidential nature of such information and agree to keep such information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.07, “Information” means all information received from or on behalf of any Credit Parties or any Subsidiary relating to a Credit Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by a Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own or its other similarly situated customers’ confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
For the avoidance of doubt, nothing in this Agreement prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority, regulatory, or self-regulatory authority without any notification to any Person.
10.08    Right of Setoff
.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever
Schedule 2.01

currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not
Schedule 2.01